UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 22, 2018

United Royale Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-208978	98-1253258
(State of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Unit Room 8F, World Trust Tower Building,
50 Stanley Street, Central, Hong Kong
(Address of principal executive offices)

(852) 3610-2665

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As of October 22, 2018, Mr. David Edwin Evans was appointed as the Company’s Chief Operating Officer.

As of October 22, 2018, Mr. Liao Lin was appointed as the Company’s Chief Sales Officer.

The biographies for the new officers of the Company are set forth below:

Mr. David Edwin Evans, age 55, graduated from Tampa College, currently known as Everest University, with a bachelor’s degree in business management and master’s degree in Business Administration in 1987 and 1989 respectively, and in 2014, he further obtained a Doctor Degree in Management from Build Bright University in Cambodia. From January 2010 to September 2018, Mr. Evans worked as a vice president in Tech Actions Services, Kuala Lumpur, Malaysia. He was responsible for the product development in business consulting services, branding, and marketing. Furthermore, he managed customer relationships and performed as a one of the major communication channels between foreign distributors and local sales and marketing team. Within this period, he developed his network in different business areas and obtained his doctoral degree in Build Bright University in Cambodia. Starting from October 2018, Mr. Evans has joined United Royale Holdings Corp as a Chief Operating Officer, and handled the plantation and production of agarwood, communication with distribution channels and research and development part for improving output of agarwood.

Mr. Evan’s experience in the sales and distribution, together with his personal network, has led the Board of Director to reach the conclusion that he should serve as Chief Operating Officer of the Company.

Mr. Liao Lin, age 43, graduated from Fujian Academy of Science with a professional certificate in computer science and engineering in January 2004 and Xiemen University with a bachelor’s degree in Accounting in December 2004. Mr. Liao worked as a financial investment consultant in Hong Kong Hantec Group from February 2008 to March 2016, who evaluated and made key investment decision in across Asia region and western countries by analyzing the economy outlook of specific region, industry and corporate forecast. Furthermore, he engaged with corporate clientele executive in broader organizational strategic planning and implemented the strategic plan with the client. From July 2016 to March 2017, Mr. Liao served as a secretary to the board of directors in Fujian Mielefu Culture Communication Co. Ltd. He was responsible to develop business cases and strategic options based on industry insights, internal capabilities, financial models, and internal-rate-of-return analysis to support planning initiatives and present to the board of directors. He also oversaw all audit and internal control operations with his capacity in Fujian Mielefu Culture Communication Co. Ltd and reported his findings to board of directors with possible solutions of the internal control deficiency. From April 2017 to September 2018, Mr. Liao worked as an independent consultant for different companies. Since October 2018, he has become the Chief Sales Officer of the Company.

Mr. Liao’s experience in the consulting and financial analysis, has led the Board of Director to reach a conclusion that he should serve as a Chief Sales Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Appointment of officer and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 22, 2018

United Royale Holdings Corp.

By:	/s/ TEOH KOOI SOOI
Name:	TEOH Kooi Sooi
Title:	Chief Executive Officer, Treasurer, Director (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer)

By:	/s/ CHEN ZHERU
Name:	CHEN Zheru
Title:	Director